Exhibit 99.1

Cree Announces Offering of $500 Million of Convertible Senior Notes

DURHAM, N.C., August 20, 2018 – Cree, Inc. (NASDAQ: CREE) (“Cree”) today announced that it intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of its Convertible Senior Notes due 2023 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Cree expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period from, and including, the date on which the Notes are first issued, up to an additional $75 million aggregate principal amount of the Notes.

The Notes will be unsecured, senior obligations of Cree, and interest will be payable semi-annually in arrears. The Notes will be convertible into cash, shares of Cree’s common stock, or a combination thereof, at Cree’s election. The interest rate, initial conversion rate, repurchase or redemption rights and other terms of the Notes are to be determined upon pricing of the Offering by negotiations between Cree and the initial purchasers of the Notes.

Cree intends to use a portion of the net proceeds from the Offering to repay its borrowings under its revolving credit facility and the remaining net proceeds to fund Wolfspeed’s capacity expansion, working capital needs and for general corporate purposes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of Cree’s common stock potentially issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Cree’s common stock potentially issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Cree, Inc.
Cree is an innovator of Wolfspeed™ power and radio frequency (RF) semiconductors, lighting class LEDs and lighting products. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging, inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and electronic signs and signals. Cree’s LED lighting systems and lamps serve indoor and outdoor applications.

Forward Looking Statements:
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results, performance or achievements to differ materially from those indicated in the forward-looking statements. Actual results could differ materially due to a number of factors, including (i) changes as a result of market conditions or for other reasons, (ii) the risk that the Offering will not be consummated and (iii) the impact of general economic, industry or political conditions in the United States or internationally. These forward-looking statements represent Cree’s judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
The Cree logo is a registered trademark of Cree, Inc.
Contact:
Cree, Inc.
Raiford Garrabrant
Director, Investor Relations
Phone: 919-407-7895
investorrelations@cree.com